Exhibit 10.35

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 to AGREEMENT AND PLAN OF MERGER is dated as of July 16, 2016 (this “Amendment”) and amends the Agreement and Plan of Merger, dated as of March 1, 2016 (the “Agreement”) by and among GO FIGHT NET, INC., a New York corporation (“GFL”), David Klarman, an individual and resident of the State of New York (the “Principal Stockholder”), ALLIANCE MMA, INC., a Delaware corporation (“Parent”), and GFL ACQUISITION CO., INC., a New York corporation and wholly-owned subsidiary of Parent (“Acquisition Co.”). Capitalized terms not defined in this Amendment have the meanings set forth in the Agreement.

WHEREAS, GFL, Parent, Acquisition Co. and the Principal Stockholder have agreed that it is in their best interests to amend the terms of the Agreement, including certain of the exhibits thereto; and

WHEREAS, pursuant to Section 12.6 of the Agreement, GFL, Parent, Acquisition Co. and the Principal Stockholder may amend the Agreement by an instrument in writing signed by all of the parties hereto.

NOW, THEREFORE, in consideration of the foregoing premises and the respective terms and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, Parent and the Buyer hereby agree as follows:

1.             Amendment.

(i)          Section 11.1 (d) of the Agreement is hereby amended as follows:

(d)         by Buyer or Seller if the Closing has not occurred on or prior to September 30, 2016, as such date may be extended by mutual agreement of Buyer and Seller, upon written notice by Buyer to Seller or Seller to Buyer; provided that the Person providing notice of termination is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement.

(ii)         Section 2 to the Executive Employment attached as Exhibit C to the Agreement is deleted in its entirety and is hereby replaced by the following:

Position. Executive agrees to serve as a non-executive Vice President of the Company and to perform such duties as are commensurate with such office, including the oversight and management of the employees and day-to-day operations of GFL and its business. The Executive will devote substantially all his business time and efforts to the Company and the Company’s business and will not engage in other business activities without the Company’s prior consent, whether or not such business activity is pursued for profit, gain or other pecuniary advantage. Nothing herein will prevent Executive from engaging in investment activities unrelated to the Company’s business for his own account. The Executive shall have all the duties and powers of an officer of the Company and shall report to the Company’s Chief Executive Officer.

(iii)        Section 4 to the Executive Employment Agreement attached as Exhibit C to the Agreement is hereby amended to add subsection (b) as follows:

(b)          Within thirty (30) days following the IPO Executive shall be entitled to receive a restricted stock award of 50,000 shares of Common Stock under the Company’s 2016 Equity Incentive Plan (the “Plan”). The shares of Common Stock underling the award will vest over a three (3) year period in equal amounts in accordance with and subject to the provisions of the Plan.

(iv)        Section 9 to the Executive Employment Agreement attached as Exhibit C to the Agreement is deleted in its entirety and is hereby replaced by the following:

Non-Competition and Confidentiality Covenants. Executive and Company are party to that certain Non-Competition and Non-Solicitation Agreement, dated of even date herewith (the “Non-Competition Agreement”), which is incorporated herein by reference. The Non-Competition Agreement contains, among other things, covenants of Executive respecting non-competition, non-solicitation and non-disclosure. Any breach of the Non-competition Agreement that is not cured as permitted therein shall be deemed a breach of this Section 9. The Non-Competition Agreement shall survive the termination of this Agreement pursuant to its terms.

(v)         Section 2(c) to the Non-Competition and Non-Solicitation Agreement attached as Exhibit D to the Agreement is hereby deleted in its entirety.

(vi)        Section 2.1(a) to the Intellectual Property License Agreement attached as Exhibit E to the Agreement is deleted in its entirety and is hereby replaced by the following:

(a)         The GFL web broadcasting platform and all the video content and other data on the GFL website and in its library system is considered the “Intellectual Property”. The Intellectual Property is in some cases owned by Licensor and in other cases Licensor has the right to air and maintain the content on the GFL website. All the Intellectual Property described above are the “Intellectual Property Rights” being licensed to Licensee subject to this Agreement.

2.             No Other Amendment. All other terms and conditions of the Agreement that are not expressly amended by this Amendment, including without limitation the representations, warranties, covenants and agreements of the respective parties, shall remain in full force and effect without other or further amendment or modification.

3.             Counterparts. This Amendment may be executed in multiple counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature Page to Amendment No. 1 to Asset Purchase Agreement Follows]

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

GFL:

GO FIGHT NET, INC.

By:  /s/ David Klarman

Name: David Klarman

Title: CEO

PRINCIPAL STOCKHOLDER and EXECUTIVE:

  /s/ David Klarman

David Klarman

PARENT:

ALLIANCE MMA, INC.

By:   /s/ Paul K. Danner, III

       Name: Paul K. Danner, III

       Title: CEO

ACQUISITION CO.:

GFL ACQUISITION CO., INC.

By:  /s/ Paul K. Danner, III

      Name: Paul K. Danner, III

      Title: President

Solely with respect to the Intellectual Property License Agreement attached as Exhibit E to the Agreement.

LICENSOR:

VOLTERRA PARTNERS LTD.

By:  /s/ David Klarman

Name: David Klarman

Title: CEO